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                                                                    EXHIBIT 10.8


                             RF MICRO DEVICES, INC.
                             Stock Option Agreement


         THIS STOCK OPTION AGREEMENT (the "Agreement"), made as of the 27th day of October 1998, between RF MICRO DEVICES, INC., a North Carolina corporation (the "Corporation"), and Erik H. van der Kaay (the "Director");

                                 R E C I T A L :

         To compensate the Director for his service on the Board of Directors and to promote a closer identification of his interests with those of the Corporation, the Corporation and the Director hereby agree as follows:

         1. The Corporation hereby grants to the Director as a matter of separate inducement and agreement in connection with his services to the Corporation, the right and option (the "Option") to purchase all or any part of an aggregate of five thousand (5,000) shares of the Common Stock of the Corporation (the "shares"), at the purchase price of $20.875 per share. The Option is designated as a nonqualified stock option and, as such, is not intended to qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. The Option will expire if not exercised in full on or before the 26th day of October, 2008.

         2. The Option shall become exercisable on the dates set forth on Schedule A hereto. To the extent that the Option is exercisable but not exercised, such Option shall accumulate and be exercisable by the Director in whole or in part at any time prior to expiration of the Option. An Option shall be exercised by giving written notice to the Secretary of the Corporation or his designee. Such notice shall specify the number of shares to be purchased pursuant to the Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares of Common Stock owned by the Director at the time of exercise; (iii) shares of Common Stock withheld upon exercise; (iv) delivery of written notice of exercise to the Secretary and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option price; or (v) a combination of such methods. Shares of Common Stock tendered or withheld in payment upon the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Corporation. Upon the exercise of an Option in whole or in part and payment of the purchase price to the Corporation in accordance with the foregoing, the Corporation shall as soon thereafter as practicable deliver to the Director a certificate or certificates for the shares purchased.

         3. Nothing contained in this Agreement shall require the Corporation or a related corporation to continue the services of the Director as a director for any particular period of time, nor shall it require the Director to remain in service to the Corporation or a related corporation as a director for any particular period of time. Except as otherwise expressly provided below, all rights


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of the Director under this Agreement with respect to the unexercised portion of his Option shall terminate immediately upon termination of the services of the Director with the Corporation as a director. Notwithstanding the foregoing, (i) if the Director dies while serving as a director, any portion of his Option which was exercisable immediately before his death may be exercised at any time within 180 days of the date of death by such person or persons as shall have acquired the right to exercise the Option by will or the laws of intestate succession; and (ii) if the Director's service on the Board terminates for any reason other than death, that portion of his Option which was exercisable immediately before such termination may be exercised at any time within 30 days following the date of such termination, and after such 30-day period such Option shall terminate.

         4. This Option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. To the extent required by Rule 16b-3, shares of Common Stock acquired upon exercise of an Option shall not, without the consent of the Corporation, be disposed of by the Director until the expiration of six months after the date the Option was granted. This Option shall be exercisable during the Director's lifetime only by the Director or by his guardian or legal representative.

         5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

         6. The Corporation may impose such restrictions on any shares issued pursuant to the exercise of the Option granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the requirements of any applicable self-regulatory organization and any blue sky or securities laws applicable to such shares. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under this Agreement or to take any other action unless such action is in compliance with applicable laws, rules and regulations (including but not limited to the requirements of the federal securities laws). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel to the Corporation.

                  It is the general intent of the Corporation that this Agreement and transactions under this Agreement shall comply in all respects with Rule 16b-3 under the Exchange Act, and, if any provision herein is later found not to be in compliance with Section 16 of the Exchange Act the provision shall be deemed null and void, and in all events this Agreement shall be construed in favor of transactions hereunder meeting the requirements of Rule 16b-3 or successor rules applicable to this Agreement.

         7. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control (as defined below), the Option outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable. Notwithstanding


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the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Board of Directors of the Corporation may, in its sole and absolute discretion, determine that any or all of the Option shall not become exercisable on an accelerated basis, if the board of directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of the Option or the grant of substitute awards (in either case, with substantially similar terms as the Option), as in the opinion of the Board of Directors is equitable or appropriate to protect the rights and interests of the Director under this Agreement.

                  For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

                           (i) The date any entity or person that is not a
                  shareholder on the date of this Agreement shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

                           (ii) The date the shareholders of the Corporation
                  approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

                           (iii) The date there shall have been a change in a
                  majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

                  For purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or
                  Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

         8. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.


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         IN WITNESS WHEREOF, this Agreement has been executed in behalf of the
Corporation and by the Director on the day and year first above written.


                                       RF MICRO DEVICES, INC.


                                       By:
                                           -------------------------------------
                                           David A. Norbury
                                           President and Chief Executive Officer


Attest:


-----------------------------
Secretary

[Corporate Seal]


                                       DIRECTOR


                                       -----------------------------------------
                                       Erik H. van der Kaay



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                             RF MICRO DEVICES, INC.
                             STOCK OPTION AGREEMENT

                                   SCHEDULE A


Name of Optionee:  Erik H. van der Kaay

Date Option granted: October 27, 1998.
Date Option expires: October 26, 2008.
Number of shares subject to Option: 5,000 shares.
Option price (per share): $20.875.


               Date Installment                    Number of Shares
               First Exercisable                    in Installment
               -----------------                   -----------------

               October 27, 1999                          1,666

               October 27, 2000                          1,667

               October 27, 2001                          1,667



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                             RF MICRO DEVICES, INC.

                       AMENDMENT TO STOCK OPTION AGREEMENT


        THIS AMENDMENT TO STOCK OPTION AGREEMENT (the "Amendment"), effective the 3rd day of January, 2000, between RF MICRO DEVICES, INC., a North Carolina corporation (the "Corporation"), and ERIK H. VAN DER KAAY (the "Optionee");

                                R E C I T A L S :

        WHEREAS, the Optionee has been granted an option (the "Option") to purchase shares of the Corporation's common stock (the "Common Stock") pursuant to a certain Stock Option Agreement dated as of October 27, 1998 between the Optionee and the Corporation (the "Option Agreement"), a copy of which is attached hereto as Exhibit A; and

        WHEREAS, the Corporation and the Optionee have agreed to amend the Option Agreement as provided herein.

        NOW, THEREFORE, in furtherance of the purposes of the Option Agreement and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Optionee hereby agree as follows:

        1. Section 7 of the Option Agreement is hereby amended by amending the second paragraph of Section 7 to delete current subparagraph (i) and insert the following in lieu thereof:

                "(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;"

        2. By entering into this Amendment, the Optionee and the Corporation hereby expressly agree that, except for those changes to the Option Agreement set forth in this Amendment, the Option Agreement shall continue in full force and effect.

        3. This Amendment and the Option Agreement may be further modified, amended or terminated only by the written consent of the parties hereto.

        4. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

        5. This Amendment shall be construed and enforced according to the laws of the State of North Carolina.




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         IN WITNESS WHEREOF, this Amendment has been executed in behalf of the
Corporation and by the Optionee on the day and year first above written.


                                      RF MICRO DEVICES, INC.


                                      By:
                                          --------------------------------------
                                      Name: ____________________________________
                                      Title: ___________________________________

Attest:


---------------------------------
Secretary

[Corporate Seal]

                                      OPTIONEE


                                                                         (SEAL)
                                      -----------------------------------
                                      Erik H. van der Kaay



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                                    EXHIBIT A

                             RF MICRO DEVICES, INC.

                             STOCK OPTION AGREEMENT